                                                                      Exhibit 11


                                                  Year Ended
                                               December 31, 1998
                                               -----------------
Net loss available to common stockholders......  $(22,476,095)
Basic and diluted weighted average number
 of shares of common stock.....................     8,526,052
Basic and diluted loss per ordinary shares.....  $      (2.64)


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